EXHIBIT 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements unless a joint filing agreement is required under applicable law. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party making the filing, unless it knows or has reason to know that such information is inaccurate.

DATED: 08/14/2026

LMR PARTNERS LLP

By: /s/ Shane Cullinane
Name: Shane Cullinane
Title: Chief Operating Officer
LMR PARTNERS Ltd

By: /s/ Shane Cullinane
Name: Shane Cullinane
Title: Chief Operating Officer
LMR PARTNERS LLC

By: /s/ Allyson Hanlon
Name: Allyson Hanlon
Title: Deputy General Counsel
LMR PARTNERS AG

By: /s/ Shane Cullinane
Name: Shane Cullinane
Title: Chief Operating Officer
LMR PARTNERS (DIFC) LTD

By: /s/ Shane Cullinane
Name: Shane Cullinane
Title: Chief Operating Officer
LMR PARTNERS (IRELAND) LIMITED

By: /s/ Shane Cullinane
Name: Shane Cullinane
Title: Chief Operating Officer
BEN LEVINE

/s/ Ben Levine
STEFAN RENOLD

/s/ Stefan Renold